                                                                    EXHIBIT 99.4

INDEX TO INTERIM FINANCIAL STATEMENTS



     Interim Financial Statements

     Balance Sheets as of June 30, 2001 (unaudited) and December 31, 2000......1

     Statements of Operations for the six month periods ended
              June 30, 2001 and 2000 (unaudited). .............................2

     Statements of Cash Flows for the six month periods ended
              June 30, 2001 and 2000 (unaudited)...............................3

     Notes to Interim Financial Statements.....................................4

                            ARRIS INTERACTIVE L.L.C.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)







ASSETS                                                               June 30, 2001     DECEMBER 31, 2000
                                                                     -------------     -----------------
                                                                      (UNAUDITED)

Current Assets:
    Cash and cash equivalents ...............................          $   6,193           $  15,783
Trade accounts receivable:
       ANTEC ................................................            112,543              84,465
       Nortel Networks ......................................             18,552              65,415
       Other, net of allowance for doubtful accounts
          of $1,580 and $1,958, respectively ................              4,166              13,820
    Inventories .............................................             78,247              62,251
    Prepaid expenses ........................................                659                 484
    Note receivable - Nortel Networks .......................                700                 700
                                                                       ---------           ---------
                                                                         221,060             242,918


Property, Plant and Equipment - net .........................             24,924              26,445


Note Receivable - Nortel Networks, net of current portion ...                631                 579
                                                                       ---------           ---------
                                                                       $ 246,615           $ 269,942
                                                                       =========           =========
LIABILITIES AND MEMBERS' CAPITAL DEFICIENCY

Current Liabilities:
    Trade accounts payable:
       Nortel Networks ......................................          $ 113,836           $  75,359
       ANTEC ................................................                550               1,015
       Other ................................................             19,308              61,845
    Employee compensation ...................................              9,282              15,758
    Other accrued liabilities ...............................             10,227               9,723
                                                                       ---------           ---------
                                                                         153,203             163,700

Long Term Liabilities:
    Notes payable
       Nortel Networks ......................................            152,365             124,637
       ANTEC ................................................              1,799               1,799
    Employee compensation - net of current portion ..........              5,103               8,663
                                                                       ---------           ---------
                                                                         159,267             135,099



Members' Capital Deficiency:
    Paid-in Capital .........................................            103,332             103,332
    Accumulated deficit .....................................           (169,187)           (132,189)
                                                                       ---------           ---------
                                                                         (65,855)            (28,857)
                                                                       ---------           ---------
                                                                       $ 246,615           $ 269,942
                                                                       =========           =========


See notes to financial statements.

                            ARRIS INTERACTIVE L.L.C.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                           SIX MONTHS ENDED
                                                               June 30,
                                                     -----------------------------
                                                        2001                2000
                                                     ---------           ---------


Revenue
     ANTEC ................................          $ 107,282           $ 123,199
     Nortel Networks ......................             34,034             130,327
     Trade ................................                299                 277
                                                     ---------           ---------
Total Revenue .............................            141,615             253,803
Cost of revenues
     ANTEC ................................            100,441              84,487
     Nortel Networks ......................             27,656              95,586
     Trade ................................                226                 190
                                                     ---------           ---------
Total cost of revenue .....................            128,323             180,263
                                                     ---------           ---------
     Gross profit .........................             13,292              73,540


Operating expenses:
     Selling and marketing expense ........              4,977               5,995
     General and administrative expense ...              7,454               5,359
     Research and development expense .....             32,885              35,691
                                                     ---------           ---------
Total operating expenses ..................             45,316              47,045
                                                     ---------           ---------

Operating (loss) income ...................            (32,024)             26,495


Interest income ...........................                681               1,175
Interest expense ..........................             (5,655)             (4,840)
                                                     ---------           ---------


Net (loss) income .........................          $ (36,998)          $  22,830
                                                     =========           =========




See notes to financial statements.

                            ARRIS INTERACTIVE L.L.C.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)




                                                                                SIX MONTHS ENDED
                                                                                     JUNE 30,
                                                                               ----------------------
                                                                                 2001          2000
                                                                               --------      --------


CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) income .....................................................     $(36,998)     $ 22,830
   Adjustments to reconcile net (loss) income to net cash provided by
   (used in) operating activities:
       Depreciation and amortization .....................................        5,240         3,354
       Long-term employee compensation ...................................       (3,560)          715
       Noncash interest expense ..........................................        5,655         4,839
   Change in operating assets and liabilities:
       Decrease (increase) in accounts receivable ........................       28,439       (40,446)
       Increase in inventories ...........................................      (15,996)      (15,575)
       Decrease (increase) in prepaids and other assets ..................         (175)         (645)
       Increase in notes receivable ......................................          (52)          (75)
       Increase (decrease) in accounts payable and accrued liabilities ...        3,576        36,405
                                                                               --------      --------
       Net cash (used in) provided by operating activities ...............      (13,871)       11,402
                                                                               --------      --------


CASH FLOWS FROM INVESTING ACTIVITIES

    Purchases of property, plant and equipment ...........................       (3,719)       (8,656)
                                                                               --------      --------
       Net cash used in investing activities .............................       (3,719)       (8,656)
                                                                               --------      --------


CASH FLOWS FROM FINANCING ACTIVITIES

    Principal borrowings on notes payable ................................        8,000            --
                                                                               --------      --------
       Net cash provided by financing activities .........................        8,000            --
                                                                               --------      --------


NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS .....................       (9,590)        2,746
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .........................       15,783        23,896
                                                                               --------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ...............................     $  6,193      $ 26,642
                                                                               ========      ========


The Company did not make any payments during 2001 and 2000 for interest and income taxes.

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the six months ended June 30, 2001, the Company converted $14,073 of royalties payable to Nortel Networks to an interest-bearing note payable to Nortel Networks.


See notes to financial statements.

                            ARRIS INTERACTIVE L.L.C.


        NOTES TO THE UNAUDITED FINANCIAL STATEMENTS FOR THE PERIODS ENDED
                       JUNE 30, 2001 AND 2000 (UNAUDITED)

1.       ORGANIZATION AND DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

ORGANIZATION - Arris Interactive L.L.C. (the "Company") was established on November 9, 1995 under a Limited Liability Company Agreement("LLCA") by and between Nortel Networks LLC (which along with Nortel Networks Corporation and Nortel Networks Inc. are referred to herein as "Nortel Networks") and ANTEC Corporation ("ANTEC") (collectively, the ("Members"). The Company's legal formation as a limited liability company precludes the issuance of stock and its capital structure more closely resembles that of a partnership. As such, all of the Company's earnings and losses flow to the Members. Upon the Company's formation, its Members contributed cash of $100,000; $75,000 from Nortel Networks and $25,000 from ANTEC, which resulted in an initial ownership interest in the Company of 75% by Nortel Networks and 25% by ANTEC.

The allocation of profit and loss and cash flows of the Company is defined in its limited liability agreement. This agreement generally results in a sharing of ongoing working capital requirements and profit and loss based on initial membership interests up until March 31, 1999 and adjusted thereafter to reflect Nortel Networks' contribution of LANcity to Arris for an increase from 75% to 81.25% of members capital deficiency.


DESCRIPTION OF BUSINESS - The Company was founded as a joint venture to develop products for delivering voice, video and data services over hybrid fiber coax ("HFC") networks. The Company's principal products are marketed and sold under the brand name Cornerstone and are sold through the Members. ANTEC is the exclusive channel for Cornerstone to top multiple system operators ("MSO") in the United States. Nortel Networks is the exclusive channel for Cornerstone to telephone companies and other operators in North America and to the international market.

From November 1995 through July 1997, the Company had two separate product lines operating in one business segment, Digital Video and Cornerstone, both of which did business domestically and internationally. On August 1, 1997, substantially all of the assets used to produce the Digital Video product were sold to an unrelated third party.

BASIS OF PRESENTATION - The unaudited financial statements as of and for the six months ended June 30, 2001 and 2000 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and on the same basis as the audited financial statements of the Company. In the opinion of management, these financial statements include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of its financial position, operating results and cash flows for the interim periods presented. The results of operations for the six months ended June 30, 2001 are not necessarily indicative of results to be expected for the full calendar year 2001 or any future period.

2.       INVENTORIES

Inventories consist of the following (in thousands):



                                June 30,
                                   2001         December 31,
                               (Unaudited)         2000
                               -----------      -----------

         Raw materials           $23,880          $30,157
         Finished goods           54,367           32,094
                                 -------          -------
                                 $78,247          $62,251
                                 =======          =======

3.       RELATED PARTY TRANSACTIONS

In November 1995, the Company was formed as a joint venture between Nortel Networks and ANTEC and much of the Company's operations are subject to the various agreements related to or contained in the LLCA. The Company's Cornerstone product line is sold exclusively through the Members. At June 30, 2001 (unaudited) and December 31, 2000, all of the receivables due from the Members were related to Cornerstone product sales. The Company's cash requirements are exclusively provided by the Members.

As a result of the relationship with the Members, the Company has been able to obtain favorable terms with respect to a number of its business transactions including, but not limited to, employee benefit plans, capital and operating leases, and vendor pricing. The Company was not able to obtain such favorable terms without the Members. Some of these business transactions were in the form of allocated charges from the Members as described below. Management believes that the allocations were made on a reasonable basis; however, the allocations are not necessarily indicative of the level of expense that would have been incurred had the Company contracted with outside parties. In many cases, management did not make a study or any attempt to obtain quotations from third parties to determine what costs of obtaining such services from third parties would have been. All costs and expenses incurred by the Members on behalf of the Company have been reflected in the financial statements.

COST OF REVENUES - The Company purchases certain components from the Members which are used in the manufacture of the Cornerstone products. In addition, the Company has contracted with Nortel Networks to manufacture some of its finished goods. The following table represents the Company's purchases included in cost of revenues by vendor (in thousands):




                                                Six Months Ended
                                                    June 30,
                                           --------------------------
                                             2001              2000
                                           --------          --------
                                                  (Unaudited)

                  Nortel Networks          $  1,089          $ 64,537
                  ANTEC                          35             3,328
                  Other                     127,199           112,398
                                           --------          --------
                           Total           $128,323          $180,263
                                           ========          ========

ROYALTIES AND LICENSES - As part of the LLCA, the Company entered into nontransferable, nonexclusive licensing agreements with each of its Members for a period of 10 years.

The license agreement with Nortel Networks provides for royalty payments to Nortel Networks of 5% of the defined royalty base for sales of Cornerstone products, as defined. The royalty base is defined as the sales price received by the Company less amounts paid to Nortel Networks for the manufacturing of the Cornerstone products. The royalty applies to the full sales price for Cornerstone products manufactured at non-Nortel Networks facilities. For the six months ended June 30, 2001 and 2000 (unaudited), the Company incurred royalty expense of $6,904 and $11,180, respectively.

SELLING, GENERAL AND ADMINISTRATIVE - The Company contracts with its Members whereby the Members provide certain general and administrative services. These charges are allocated to the Company using procedures deemed appropriate for the nature of the expenses involved. The procedures utilized various allocation bases such as facility square footage, number of employees, net sales and direct effort expended and/or actual costs incurred. The following table represents the Company's general and administrative expenses by provider (in thousands):


                                                Six Months Ended
                                                  June 30,
                                           ------------------------
                                            2001             2000
                                           -------          -------
                                                  (Unaudited)

                  Nortel Networks          $ 5,210          $ 4,056
                  ANTEC                         --               --
                  Other                      7,221            7,298
                                           -------          -------
                           Total           $12,431          $11,354
                                           =======          =======

RESEARCH AND DEVELOPMENT - The Company contracts with its Members whereby the Members provide certain research and development services. The charges are determined using a rate per head per hour. That rate includes salaries, benefits and overhead. The following table represents the Company's research and development expenses by provider (in thousands):


                                            Six Months Ended
                                                June 30,
                                       -------------------------
                                        2001             2000
                                       ------           -------
                                             (Unaudited)

              Nortel Networks          $ 3,779          $ 4,976
              ANTEC                        201            1,345
              Other                     28,905           29,370
                                       -------          -------
                       Total           $32,885          $35,691
                                       =======          =======

4.       SALES AND BUSINESS SEGMENT INFORMATION

Sales of Cornerstone products are covered under separate distribution agreements entered into between the Company and each of its Members, which expire upon the earlier of December 31, 2005 or termination of the LLCA in accordance with LLCA provisions. The agreements provide a nontransferable, exclusive right to the Members to sell and distribute the Cornerstone suite of products. The agreements also set forth, among other things, sales levels, products, pricing, and customers.

The Company operates in one reportable business segment to develop products for delivering voice, video and data services over the HFC networks. The Company's headquarters and its operations are principally located in the United States. The Company's research and development activities are conducted in the United States. The Company conducts its sales, marketing and customer services activities throughout the world. Geographic long-lived asset information is based on the physical location of the assets at the end of each period. Geographic revenue information is based on the location of the end customer.


The following table sets forth the Company's identifiable, long-lived assets (principally property, plant and equipment) by geographic area (in thousands):


                                         June 30, 2001      DECEMBER 31, 2000
                                         --------------      -----------------
                                                    (UNAUDITED)

                  United States           $ 21,655              $ 22,632
                  Canada                        22                    28
                  Japan                         91                   108
                  Malaysia                      24                    34
                  Mexico                       563                   648
                  Philippines                2,569                 2,995
                                          --------               -------
                  Total                   $ 24,924               $26,445
                                          ========               =======

4.       SALES AND BUSINESS SEGMENT INFORMATION (CONTINUED)

The following table sets forth the Company's sales by geographic area (in thousands):



                         SIX MONTHS ENDED JUNE 30,
                                     2001                                    2000
                       ---------------------------------     ---------------------------------
                                    UNITED                                UNITED
                        INT'L       STATES        TOTAL       INT'L       STATES       TOTAL
                       -------     --------     --------     -------     --------     --------

Cornerstone ANTEC      $    --     $107,282     $107,282     $    --     $123,199     $123,199
Cornerstone Nortel      30,443        3,591       34,034      99,663       30,664      130,327
Other                       --          299          299          --          277          277
                       -------     --------     --------     -------     --------     --------
Total                  $30,443     $111,172     $141,615     $99,663     $154,140     $253,803
                       =======     ========     ========     =======     ========     ========



         (1) The breakdown between international and U.S. Cornerstone sales to Nortel Networks represents the Company's best estimates based on the latest available information on the end customers. Based on that information the Company believes the international sales were primarily to VTR in Chile, Titus Jupiter in Japan and UPC in Western Europe(Unaudited).




5.       SUBSEQUENT EVENT

On August 3, 2001, ANTEC completed the acquisition of Nortel Networks L.L.C.'s interest in exchange for 37 million shares of ANTEC's common stock.